AMENDMENT TO UNSECURED PROMISSORY NOTE
DUE NOVEMBER 10, 2009

WHEREAS, the parties to that certain Unsecured Promissory Note, dated November 10, 2008 (the “Note”), in the initial Principal Amount of $150,000.00 are The Saint James Company, a North Carolina corporation (the “Company”) and Pinnacle Resources, Inc., a Wyoming corporation (the “Payee”);

WHEREAS, each of the Company and the Payee desires to amend the Note to provide for certain conversion and registration rights;

NOW, THEREFORE, in consideration of these presents, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Note (this “Amendment”) by providing for additional Sections 5, 6, and 7, as follows:

Section 5.            Conversion.

a)           Voluntary Conversion.  At any time after the date of this Amendment and until the Note is no longer outstanding, this Note (inclusive of principal and all accrued and unpaid interest thereon) shall be convertible, in whole or in part, into shares of common stock of the Company (the “Common Stock”) at the option of the Payee, at any time and from time to time (subject to the conversion limitations set forth in Section 5(c) hereof).  The Payee shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount and the accrued and unpaid interest thereon of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Payee shall not be required to surrender this Note to the Company physically unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted.  Conversions hereunder shall have the effect of lowering the outstanding principal amount and the unpaid interest thereon of this Note in an amount equal to the applicable conversion.  The Payee and the Company shall maintain records showing the principal amount(s) and the accrued and unpaid interest thereon so converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Payee shall be controlling and determinative in the absence of manifest error.  The Payee, and any assignee by acceptance of this Amendment and of the Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the Note, the unpaid and unconverted principal amount of the Note may be less than the amount stated on the face thereof.

b)           Conversion Price.  The conversion price in effect on any Conversion Date shall be $0.50, subject to adjustment herein (the “Conversion Price”).

c)           Conversion Limitations.  The Company shall not effect any conversion of the Note, and a Payee shall not have the right to convert any portion of the Note, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, the Payee (together with the Payee’s Affiliates, and any other person or entity acting as a group together with the Payee or any of the Payee’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Payee and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (A) conversion of the remaining, unconverted principal amount of the Note beneficially owned by the Payee or any of its Affiliates, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Payee or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 5(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 5(c) applies, the determination of whether the Note is convertible (in relation to other securities owned by the Payee together with any Affiliates) and of which principal amount of the Note is convertible shall be in the sole discretion of the Payee, and the submission of a Notice of Conversion shall be deemed to be the Payee’s determination of whether the Note may be converted (in relation to other securities owned by the Payee together with any Affiliates) and which principal amount of the Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Payee will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, the Payee may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following:  (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Payee, the Company shall within two days on which the New York Stock Exchange is open for business (each, a “Trading Day”) confirm orally and in writing to the Payee the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Note, by the Payee or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Note held by the Payee.  The Payee, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5(c).  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(c) to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of the Note.

d)	Mechanics of Conversion.

i.           Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon conversion of the Note (collectively, the “Conversion Shares”) issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of the Note to be converted by (y) the Conversion Price.

ii.           Delivery of Certificate Upon Conversion.  Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Payee a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of the Note.

iii.           Obligation Absolute.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of the Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Payee to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity (either, a “Person”) or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Payee or any other Person of any obligation to the Company or any violation or alleged violation of law by the Payee or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Payee in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Payee.

iv.           Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Note, as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Payee, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 6) upon the conversion of the outstanding principal amount of the Note and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

v.           Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Note.  As to any fraction of a share that the Payee would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi.           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Note shall be made without charge to the Payee for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Payee and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 6.             Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Company, at any time while the Note is outstanding:  (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Note); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

b)           Fundamental Transaction.  If, at any time while the Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person; (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions; (C) any tender offer or exchange offer (whether by the Company or another Person) is completed, pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange, pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash, or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of the Note, the Payee shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Payee shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Payee a new note consistent with the foregoing provisions and evidencing the Payee’s right to convert such note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6(b) and ensuring that the Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

c)           Calculations.  All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

d)           Notice to the Payee.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Company shall promptly deliver to each Payee a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Conversion by Payee.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange, whereby the Common Stock is converted into other securities, cash, or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Note, and shall cause to be delivered to the Payee at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Payee is entitled to convert the Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 7.             Registration Rights.  If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended, for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to Registration Statements on Forms S-4, S-8, or another form not available for registering the Conversion Shares for sale to the public, provided the Conversion Shares have not otherwise been registered for resale pursuant to an effective registration statement, each such time it will give at least ten days’ prior written notice to the Payee and to the record holder(s) of the Conversion Shares, as relevant, of its intention so to do.  Upon the written request of the Payee and such record holders, as appropriate, received by the Company within ten days after the giving of any such notice by the Company to register any of the Conversion Shares not previously registered, the Company will cause such Conversion Shares as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Conversion Shares so registered by the holder thereof (the “Seller”).  In the event that any registration pursuant to this Section 7 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of Conversion Shares to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction.  Standard mutual indemnification terms and conditions shall apply in respect of any such registration statement.  The Company shall bear the costs and expenses of such registration; the Seller shall bear the costs and expenses, including brokerage commissions and underwriter’s discounts in respect of the resale of the Conversion Shares.  Notwithstanding the foregoing provisions, the Company may withdraw or delay or suffer a delay of any registration statement referred to herein without thereby incurring any liability to the Seller.

Except as to amended, all of the terms and conditions of the Note are in full force and effect and have not been modified or amended hereby.

IN WITNESS WHEREOF, the Company has executed this Amendment as of this 5th day of June, 2009.

THE SAINT JAMES COMPANY
A North Carolina corporation

By:
Wayne Gronquist, Secretary

Payee hereby acknowledges and agrees to the terms
herein as of the 5th day of June, 2009

PINNACLE RESOURCES, INC.
A Wyoming corporation

By:
Glen Gamble, President

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Promissory Note due November 10, 2009 of The Saint James Company, a North Carolina corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 5 of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

SCHEDULE 1

CONVERSION SCHEDULE

The Unsecured Promissory Note due on November 10, 2009 in the aggregate principal amount of $150,000.00 was issued by The Saint James Company.  This Conversion Schedule reflects conversions made under Section 5 of the above-referenced Note.
Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest